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                                                                    EXHIBIT 99.1


PRESS RELEASE - FOR IMMEDIATE RELEASE

CONTACT:  Kenneth R. Howe, Chief Financial Officer
                                           (248) 737-4190

               AGREE REALTY CORPORATION REPORTS FIRST QUARTER 2005
                               OPERATING RESULTS
--------------------------------------------------------------------------------

FIRST QUARTER 2005 HIGHLIGHTS:

FINANCIAL INFORMATION
        o        Diluted FFO per share of $0.60
        o        $0.49 per share quarterly dividend paid
                 April 14, 2005

     FARMINGTON HILLS, MI (April 26, 2005) - Agree Realty Corporation (NYSE:
ADC) today announced results for the quarter ended March 31, 2005. For the first quarter, funds from operations increased 11.9% to $4,777,000 compared with funds from operations in the first quarter of 2004 of $4,270,000. Diluted funds from operations per share were $0.60 per share compared with the same $0.60 per share for the first quarter of 2004. Net income increased to $3,302,000, or $0.45 per share on a diluted basis, compared with net income for the first quarter of 2004 of $2,896,000, or $0.45 per share. Total revenues increased 11.1% to $8,096,000, compared with total rental revenues of $7,285,000 in the first quarter of 2004. A reconciliation of net income to FFO is included in the financial table accompanying this press release.

FUNDS FROM OPERATIONS

         Management considers Funds from Operations ("FFO") to be a useful supplemental measure to evaluate operating performance. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") to mean net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding




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gains (or losses) from sales of property, plus real estate related depreciation and amortization. FFO should not be considered as an alternative to net income as the primary indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. In addition, our method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly may be different from similarly titled measures reported by other companies.

DIVIDEND

         We paid a cash dividend of $0.49 per share on April 14, 2005 to shareholders of record on March 31, 2005. The dividend is equivalent to an annualized dividend of $1.96 per share and represents a payout ratio of 81.7% of funds from operations for the quarter.


PORTFOLIO RESULTS

         At March 31, 2005, Agree Realty Corporation's total assets were $216,000,000. At quarter end our portfolio consisted of 54 properties totaling 3,462,851 million square feet located in 14 states. The portfolio was 99% leased at the end of the quarter.

         On January 25, 2005, we completed an offering of 1,000,000 shares of common stock at $28.28 per share; on February 7, 2005 the underwriter exercised it's over allotment option for an additional 150,000 shares at the same per share price. The net proceeds from the offering of approximately $31.5 million were used to repay amounts outstanding under our credit facility.

         During the quarter we resolved our legal dispute with Borders regarding the amount of rent to be paid and entered into a long-term lease with Borders for the Ann Arbor, Michigan property.

ANNUALIZED BASE RENT OF OUR PROPERTIES

The following is a breakdown of base rents in place at March 31, 2005 for each type of retail tenant:

National                                    $25,416,345                 88.69%
Regional                                      2,002,513                  6.99
Local                                         1,237,466                  4.32
                                              ---------                ------
     Total                                  $28,656,324                100.00%
                                            -----------                ------


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LEASE EXPIRATIONS

     The following table shows lease expirations for the next 10 years for our freestanding properties and community shopping centers, assuming that none of the tenants exercise renewal options.


                                    March 31, 2005
                                    --------------
                       Gross Leasable Area      Annualized Base Rent
                       -------------------      --------------------
             Number
Expiration   of Leases  Square    Percent                 Percent
   Year____  Expiring   Footage   of Total     Amount     of Total
------------------------------------------------------------------
2005            3         5,200      .15%    $   52,393       .18%

2006           43       193,183     5.58      1,544,082      5.39

2007           15        80,630     2.33        596,410      2.08

2008           27       316,195     9.13      1,356,447      1.10

2009           10       162,490     4.69        732,864      2.56

2010           15       297,885     8.60      1,745,018      6.09

2011            7       163,622     4.73      1,166,338      4.07

2012            -           -         -           -            -

2013            1        51,868     1.50        492,746      1.72

2014            3       172,958     4.99        824,206      2.88
                -------------------------------------------------

Total         124     1,444,031    41.70%    $8,510,504     29.70%
              ---------------------------------------------------


OUTSTANDING SHARES AND OPERATING PARTNERSHIP UNITS

         For the quarter ended March 31, 2005, our weighted average number of common shares outstanding - basic was 7,331,526 and our weighted average number of common shares outstanding - dilutive was 7,333,083. As of March 31, 2005 we had 7,674,069 common shares outstanding and 673,547 operating partnership units outstanding.



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     Agree Realty Corporation owns, manages and develops properties which are primarily single tenant properties and neighborhood community shopping centers, located in fourteen (14) states and leased to major retail tenants.

         Agree Realty Corporation considers portions of the information contained in this release to be forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Such statements are, by their nature, subject to certain risks and uncertainties. The Company cautions that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

         For additional information, visit the Company's home page on the Internet at http://www.agreerealty.com



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                            AGREE REALTY CORPORATION
           OPERATING RESULTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                 Three months ended
                                                                          March 31,
                                                           -------------------------
                                                                   2005        2004
                                                              ----------------------
REVENUE
   Minimum rents                                              $   7,267    $  6,316
   Percentage rent                                                   24          25
   Operating cost reimbursements                                    805         846
   Unconsolidated entities                                            -          97
   Other income                                                       -           1
------------------------------------------------------------------------------------
        TOTAL REVENUE                                             8,096       7,285
------------------------------------------------------------------------------------
EXPENSES
   Real estate taxes                                                469         452
   Property operating expenses                                      666         685
   Land lease payments                                              196         180
   General and administration                                       920         633
   Depreciation and amortization                                  1,186       1,069
   Interest expense                                               1,054       1,104

------------------------------------------------------------------------------------
        TOTAL EXPENSES                                            4,491       4,123
------------------------------------------------------------------------------------
        INCOME BEFORE MINORITY INTEREST AND
          DISCONTINUED OPERATIONS                                 3,605       3,162
   Minority interest expense                                        303         298
------------------------------------------------------------------------------------
        INCOME BEFORE DISCONTINUED OPERATIONS                     3,302       2,864
   Income from discontinued operations                                -          32
------------------------------------------------------------------------------------
          NET INCOME                                              3,302    $  2,896
------------------------------------------------------------------------------------
NET INCOME - PER SHARE                                              .45    $    .45
------------------------------------------------------------------------------------
RECONCILIATION OF FUNDS FROM OPERATIONS TO NET INCOME
   Net income                                                     3,302    $  2,896
   Depreciation of real estate assets                             1,160       1,062
   Amortization of leasing costs                                     12          11
   Gain on sale of assets                                             -           -
   Minority interest                                                303         301
------------------------------------------------------------------------------------
         FUNDS FROM OPERATIONS                                    4,777    $  4,270
------------------------------------------------------------------------------------

         FUNDS FROM OPERATIONS - PER SHARE                          .60    $    .60
------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF SHARES AND "OP" UNITS OUTSTANDING      8,007       7,149
------------------------------------------------------------------------------------



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                            AGREE REALTY CORPORATION
                   CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)
                                  (UNAUDITED)

                                             MARCH 31,         DEC 31,
                                                  2005            2004
                                          ----------------------------
ASSETS
   Real estate investments, at cost         $  255,364      $  253,293
   Accumulated depreciation                   (42,887)        (41,728)
   Cash and cash equivalents                       159             587
   Rents receivable                                416             627
   Deferred costs, net of amortization           1,376           1,261
   Other Assets                                  1,572           1,662
-----------------------------------------------------------------------

          TOTAL ASSETS                        $216,000      $  215,702
-----------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
   Mortgages payable                        $   53,246      $   53,809
   Notes payable                                 9,000          39,200
   Deferred revenue                             13,311          13,483
   Other liabilities                             5,765           5,703
-----------------------------------------------------------------------

          TOTAL LIABILITIES                     81,322         112,195
-----------------------------------------------------------------------

          TOTAL MINORITY INTEREST                5,848           5,875
-----------------------------------------------------------------------

   Common stock                                      1               1
   Additional paid-in capital                  142,218         109,600
   Accumulated deficit                        (11,185)        (10,727)
   Unearned compensation                       (2,204)         (1,242)
-----------------------------------------------------------------------

          TOTAL STOCKHOLDERS' EQUITY           128,830          97,632
-----------------------------------------------------------------------

                                            $  216,000      $  215,702
-----------------------------------------------------------------------